EXHIBIT 5(a)
                                                             ------------


                                July 12, 1999



   NorthWestern Corporation
   125 S. Dakota Avenue
   Sioux Falls, South Dakota  57104

   Ladies and Gentlemen:

        We have acted as counsel to NorthWestern Corporation, a Delaware corporation (the "Company"), and NorthWestern Capital Financing II, NorthWestern Capital Financing III and NorthWestern Capital Financing IV, each a business trust formed under the laws of the state of Delaware (each a "Trust" and collectively the "Trusts"), in connection with their filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the following securities, to be issued from time to time pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $500,000,000:
   (i) Common Stock (including related Common Stock Purchase Rights), par value $1.75 per share, of the Company (the "Common Stock"); (ii) Preferred Stock, par value $100.00 per share, of the Company (the "Preferred Stock"); (iii) Preference Stock, par value $50.00 per share, of the Company (the "Preference Stock"); (iv) Senior Debt Securities of the Company (the "Senior Debt Securities"); (v) Subordinated Debt Securities of the Company (the "Subordinated Debt Securities"); (vi) preferred securities of the Trusts (the "Preferred Securities"); and (vii) the guarantees of the Company in connection with the Preferred Securities (the "Guarantees").

        In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

        Based upon such examination, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

        1. The Common Stock, which has been duly authorized, will be validly issued, fully paid and nonassessable at such time as: (i) the


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   July 12, 1999
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   Company has received an order of the Federal Energy Regulatory
   Commission ("FERC") authorizing the issuance and sale of the Common Stock, which order is in effect on the date of such issuance and sale,
   (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation and By-laws, each as amended, and (iii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and the Company's Restated Certificate of Incorporation and By-laws, each as amended.

        2. The Preferred Stock, which has been duly authorized, will be validly issued, fully paid and nonassessable at such time as: (i) an appropriate Certificate or Certificates of Designations relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (ii) the Company has received an order of the FERC authorizing the issuance and sale of the Preferred Stock, which order is in effect on the date of such issuance and sale, (iii) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation (including the Certificate or Certificates of Designation) and By-laws, each as amended, and (iv) the shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Company's Restated Certificate of Incorporation (including the Certificate or Certificates of Designation) and By-laws, each as amended.

        3. The Preference Stock, which has been duly authorized, will be validly issued, fully paid and nonassessable at such time as: (i) an appropriate Certificate or Certificates of Designations relating to a class or series of the Preference Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (ii) the Company has received an order of the FERC authorizing the issuance and sale of the Preference Stock, which order is in effect on the date of such issuance and sale, (iii) the terms of the issuance and sale of shares of such class or series of Preference Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation (including the Certificate or Certificates of Designation) and By-laws, each as amended, and (iv) the shares of such class or series of Preference Stock have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Company's Restated Certificate of Incorporation (including the


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   July 12, 1999
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   Certificate or Certificates of Designation) and By-laws, each as amended.

        4. The Senior Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Company has received an order of the FERC authorizing the issuance and sale of the Senior Debt Securities, which order is in effect on the date of such issuance and sale, (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and the Senior Debt Securities Indenture dated November 1, 1998 between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Debt Indenture"), (iii) the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Debt Indenture, and
   (iv) the Senior Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Senior Debt Indenture.

        5. The Subordinated Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Company has received an order of the FERC authorizing the issuance and sale of the Subordinated Debt Securities, which order is in effect on the date of such issuance and sale, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and the Subordinated Debt Securities Indenture dated August 1, 1995 between the Company and The Chase Manhattan Bank, as Trustee, as supplemented (the "Subordinated Debt Indenture"), (iii) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Indenture, and (iv) the Subordinated Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Subordinated Debt Indenture.

        6. The Guarantees will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the applicable Preferred Securities Guarantee Agreement to be entered into between the Company and Wilmington Trust Company, as trustee, has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument


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   binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company , (ii) the Company has received an order of the FERC authorizing the execution and delivery of the applicable Guarantee Agreement, which order is in effect on the date of such execution and delivery and (iii) Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto.

        We express opinions herein with respect to the applicability of the laws of the State of Illinois, the United States Federal laws and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By:  /s/ Robert J. Minkus
                                           ------------------------
                                           Robert J. Minkus